Exhibit 23(f)


                              Accountants' Consent

The Board of Directors and Stockholders
Evergreen Healthcare, Inc.

We consent to the incorporation by reference in the registration statement, dated December 18, 1995, on Form S-3 and related prospectus of Health and Retirement Properties Trust, Inc., of our report dated August 17, 1995, with respect to the consolidated financial statements (not presented or incorporated separately therein) of Evergreen Healthcare, Inc. and subsidiaries as of
December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994 and the six months ended December 31, 1993 and the related combined statements of operations, partners' equity and cash flow of Evergreen Healthcare Ltd., L.P., Predecessor to Evergreen Healthcare, Inc., for the six-month period ended June 30, 1993 and to the reference to our firm under the headings "Experts" in the prospectus supplement.

                                                /s/ KPMG PEAT MARWICK LLP
                                                KPMG PEAT MARWICK LLP




Indianapolis, Indiana
December 18, 1995